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EXHIBIT 10.28.2

First Amendment to Revolving Credit Agreement

        This First Amendment to the Revolving Credit Agreement (the "Amendment") is effective as of March 25, 2003, is entered into by and between UNION CARBIDE CORPORATION, a New York corporation ("Borrower"), and THE DOW CHEMICAL COMPANY, a Delaware corporation ("Lender"), and is made with reference to that certain Revolving Credit Agreement dated March 25, 2003 (the "Credit Agreement") between Borrower and Lender. Capitalized terms used herein without definition will have the same meanings herein as set forth in the Credit Agreement.

        WHEREAS Lender and Borrower desire to amend Subsection 3.2(e) of the Credit Agreement as set forth below;

        NOW, THEREFORE, in consideration of the premises, agreements, provisions, and covenants contained herein and the Credit Agreement, the parties hereto agree as follows:

1.
Amendment to Subsection 3.2(e). Subsection 3.2(e) of the Credit Agreement is hereby amended by replacing the subsection in its entirety with the following language:

  "With respect to each Loan and Credit Enhancement to be provided on or after July 30, 2003, the Borrower shall have obtained all of the consents specified in Schedule 2."

2.
No Other Amendment or Waiver. Notwithstanding the agreement of Lender to the terms and provisions of this Amendment, Borrower acknowledges and expressly agrees that this Amendment is limited to the extent expressly set forth in this Amendment and will not constitute a modification of the Credit Agreement or any other Loan Document or a course of dealing at variance with the terms of the Credit Agreement or any other Loan Document (other than as expressly set forth above) so as to require further notice by Lender of its intent to require strict adherence to the terms of the Credit Agreement and the other Loan Documents in the future. All of the terms, conditions, provisions, and covenants of the Credit Agreement and the other Loan Documents will remain unaltered and in full force and effect except as expressly modified by this Amendment. The Credit Agreement and each other Loan Document will be deemed modified by this Amendment solely to the extent necessary to effect the waivers and amendments contemplated by this Amendment.

3.
Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document.

4.
Governing Law. This Amendment and the rights and obligations of the parties to this Amendment will be governed by, and construed and interpreted in accordance with, the law of the State of New York.

        The parties agree that this Amendment is effective as of March 25, 2003, and they have caused their authorized representatives to execute this Amendment as dated below.

BORROWER:		LENDER:
UNION CARBIDE CORPORATION		THE DOW CHEMICAL COMPANY
By:	/s/ EDWARD W. RICH	By:	/s/ J. P. REINHARD
Name:	Edward W. Rich	Name:	J.P. Reinhard
Title:	Chief Financial Officer, Vice President, and Treasurer	Title:	Executive Vice President and Chief Financial Officer
Date:	JUNE 16, 2003	Date:	JUNE 16, 2003

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  EXHIBIT 10.28.2